UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 12, 2015

Antero Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36719	46-4109058
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

In connection with the appointment of Brooks J. Klimley as a member of the board of directors (the “Board”) of Antero Resources Midstream Management LLC, the general partner (the “General Partner”) of Antero Midstream Partners LP (the “Partnership”), the General Partner is expected to enter into an Indemnification Agreement with Mr. Klimley pursuant to which the General Partner and the Partnership will be required to indemnify Mr. Klimley to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Partnership and to advance expenses incurred as a result of any proceeding against him to which he could be indemnified.

The foregoing description is qualified in its entirety by reference to the full text of the indemnification agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2015, the sole member of the General Partner appointed Brooks J. Klimley to the Board as an independent director.  It has not yet been determined whether Mr. Klimley will serve on any committee of the Board.  The appointment of Mr. Klimley will increase the size of the Board to eight members.

In 2013, Mr. Klimley joined The Silverfern Group, which is focused on private equity co-investments, after a nearly 25 year career leading investment banking practices covering the energy and mining sectors. In addition, he has served as an Adjunct Professor at Columbia University’s graduate schools of business and international affairs since 2010. Previously, Mr. Klimley acted as President of Brooks J. Klimley & Associates, an energy advisory services firm focused on strategy and capital raising for energy and natural resources companies. Prior to founding his own firm in 2009, Mr. Klimley acted as the President of CIT Energy and held senior leadership positions at a number of financial institutions, including Citicorp, Bear Stearns, UBS and Kidder, Peabody. Mr. Klimley holds a dual B.A./M.A. in Jurisprudence (Law) from Oxford University and a joint degree in Economics and History from Columbia University.

The Board is expected to determine that Mr. Klimley qualifies as an independent director under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the applicable listing standards of the New York Stock Exchange.

There are no understandings or arrangements between Mr. Klimley and any other person pursuant to which Mr. Klimley was selected to serve as a director of the Board. There are no relationships between Mr. Klimley and the Partnership or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K. Mr. Klimley will receive an annual retainer fee of $60,000 per year.  In addition to cash compensation, Mr. Klimley will receive annual equity-based compensation consisting of restricted units under the Partnership’s long-term incentive plan with an aggregate value equal to $100,000, subject to the terms and conditions of the Partnership’s long-term incentive plan.

In connection with his appointment to the Board, the General Partner is expected to enter into an Indemnification Agreement with Mr. Klimley.  The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02 of this Current Report on Form 8-K.

Item 9.01.                Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
10.1

Form of Indemnification Agreement (incorporated by reference to Exhibit 10.12 to Amendment No. 4 to Antero Resources Midstream LLC’s Registration Statement on Form S-1, filed on July 11, 2014, File No. 333-193798)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO MIDSTREAM PARTNERS LP

By:	Antero Resources Midstream Management LLC,
its general partner

By:	/s/ GLEN C. WARREN, JR.
	Name:	Glen C. Warren, Jr.
	Title:	President, Chief Financial Officer and Secretary

Date:  March 18, 2015

INDEX TO EXHIBITS

Exhibit Number	Description
10.1

Form of Indemnification Agreement (incorporated by reference to Exhibit 10.12 to Amendment No. 4 to Antero Resources Midstream LLC’s Registration Statement on Form S-1, filed on July 11, 2014, File No. 333-193798)